UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event) reported:    June 30, 2009

HYPERDYNAMICS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-32490	87-0400335
(Commission File Number)	(IRS Employer Identification No.)

One Sugar Creek Center Blvd., #125
Sugar Land, Texas 77478
(Address of principal executive offices, including zip code)

voice: (713) 353-9400	fax: (713) 353-9421

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 30, 2009, Hyperdynamics Corporation (the “Company”) announced we had hired Jason D. Davis to serve as our Vice President and Chief Financial Officer.  We entered into an employment agreement with Mr. Davis effective as of July1, 2009.  A brief description of the terms and conditions of the employment agreement with Mr. Davis is set forth below.  A copy of the employment agreement with Mr. Davis is filed herewith as Exhibit 10.1, and is incorporated by reference herein.

In connection with the hiring of Mr. Davis, we granted Mr. Davis options to purchase 45,000 shares of our common stock at an exercise price of $0.42.  The options were granted pursuant to our Employee Stock and Stock Option Plan and will expire July 1, 2012.  Mr. Davis will also receive options to purchase 23,000 shares of our common stock at an exercise price of the close of the previous business day each quarter beginning October 1, 2009 and ending on April 1, 2011.   These options will expire three years from the date of issuance of the options.

 Mr. Davis entered into an employment agreement effective as of July 1, 2009.  This agreement has a two-year term that is automatically extended for successive one-year periods following the end of the initial two-year term unless otherwise terminated by delivery of written notice by either party no less than two months  prior to the first day of any one-year extension period.  The agreement provides that Mr. Davis will serve as our Chief Financial Officer and Principal Accounting Officer.  Under the terms of the agreement, Mr. Davis will receive an annual base salary of $185,000, which may be further increased at the sole discretion of the Compensation Committee.   Mr. Davis’ salary will be paid $92,500 per year in cash plus $92,500 payable in common stock under a 10b5-1 plan.  The company may at any time option to pay all base salary in cash.  Mr. Davis is also eligible to receive performance bonus(es) as determined and agreed to from time to time by the Chief Executive Officer and the Board of Directors.   Mr. Davis will also be eligible to participate, in the sole discretion of the Compensation Committee, in any long-term incentive arrangements we make available to our executive officers from time to time.  Finally, Mr. Davis will receive certain perquisites, including reimbursement in accordance with our standard policies and procedures of business and business-related business expenses and dues and fees to industry and professional organizations, two weeks of paid vacation each calendar year, and participation by Mr. Davis and his spouse and dependents in all benefits, plans and programs available to our executive employees.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company announced that Sarah Berel-Harrop has resigned from her position as Chief Financial Officer of the Company, effective June 30, 2009.

The Company has appointed Jason Davis, age 37, as the Chief Financial Officer of the Company, effective July 1, 2009.   Mr. Davis is a licensed certified public accountant and has served in various financial positions for several companies including the Assistant Controller at Isolagen, Inc (AMEX: ILE). from March 2004 to August 2005 and the Manager of SEC Reporting at Texas Genco, LLC from August 2005 to June 2006, and the Controller at Particle Drilling Technologies, Inc. (PDRT.PK) from June 2006 to June 2009.  Mr. Davis also served as the interim Chief Financial Officer for Particle Drilling Technologies, Inc. from January 2009 to June 2009.  Mr. Davis was an accountant with Deloitte & Touche after obtaining his BBA in Accountancy and Taxation from the University of Houston in 1997 until 2003.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between Hyperdynamics Corporation and Jason D. Davis

10.2	form of Non-Statutory Stock Option Agreement (employees)

99.1	Press release dated July 6, 2009, announcing new Chief Financial Officer

 THE INFORMATION CONTAINED IN THIS CURRENT REPORT, INCLUDING THE EXHIBIT ATTACHED HERETO, SHALL NOT BE DEEMED “FILED” FOR THE PURPOSES OF SECTION 18 OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, NOR SHALL IT BE DEEMED INCORPORATED BY REFERENCE INTO ANY REGISTRATION STATEMENT OR OTHER FILING PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, EXCEPT AS OTHERWISE EXPRESSLY STATED IN SUCH FILING.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERDYNAMICS CORPORATION

(signed)

Date: June 30, 2009
By: /s/ Kent Watts

Kent Watts, President, CEO

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Employment Agreement by and between Hyperdynamics Corporation and Jason D. Davis

10.2	form of Non-Statutory Stock Option Agreement (employees)

99.1	Press release dated July 6, 2009, announcing new Chief Financial Officer